Exhibit 99.1
Joint Filing Agreement

In accordance with Rule 13d-1(k)(1) under the Securities Exchange Act of 1934, as amended, the persons named below agree to the joint filing on behalf of each of them of a statement on Schedule 13D (including amendments thereto) with respect to shares of common stock, par value $0.0001 per share, of NextDecade Corporation, a Delaware corporation, and further agree that this Joint Filing Agreement be included as an Exhibit to such joint filings. In evidence thereof, the undersigned, being duly authorized, have executed this Joint Filing Agreement this 3rd day of August, 2017.

Date: August 3, 2017	Valinor Management, L.P.

	By:	/s/ David Angstreich
	Name:	David Angstreich
	Title:	COO

Date: August 3, 2017	David Gallo

/s/ David Gallo

Date: August 3, 2017	Valinor Associates, LLC

	By:	/s/ David Angstreich
	Name:	David Angstreich
	Title:	COO

Date: August 3, 2017	Valinor Capital Partners Offshore Master Fund, LP

	By:	/s/ David Angstreich
	Name:	David Angstreich
	Title:	COO

Date: August 3, 2017	VND Partners, L.P.

	By:	/s/ David Angstreich
	Name:	David Angstreich
	Title:	COO

Date: August 3, 2017	Valinor Capital Partners SPV XIX, LLC

	By:	/s/ David Angstreich
	Name:	David Angstreich
	Title:	COO

Date: August 3, 2017	Valinor Capital Partners SPV XXII, LLC

	By:	/s/ David Angstreich
	Name:	David Angstreich
	Title:	COO